UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2004

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Through a license agreement with Georgetown University, Digene Corporation (the "Company") obtained exclusive, worldwide rights to United States Patent No. 5,643,715 and corresponding foreign patents and patent applications relating to human papillomavirus (HPV) type 52, and to United States Patent No. 5,057,411 and corresponding foreign patents relating to the use of the L1 gene sequence to detect specific human papillomavirus types (the "L1 Patent"). Unless terminated earlier, the license agreement will terminate upon the last to expire of the licensed patent rights. The Company is obligated to make royalty payments to Georgetown University based on the percentage of net sales (as defined in the license agreement) of products incorporating the licensed patent rights. The Company continues to accrue and pay royalties to Georgetown University under the license agreement.

As reported in recent quarterly and annual report filings made by the Company under the Securities Exchange Act of 1934, as amended, the Company has been involved in discussions with Georgetown University related to a disagreement between the parties over the calculation of such royalties. To date, such discussions have not resolved the matter. On October 26, 2004, the Company received a copy of a complaint filed by Georgetown University in the United States District Court for the District of Columbia, but not yet served, containing allegations related to the royalties dispute and the Company’s use of the licensed patent rights under the license agreement. In its complaint, Georgetown University alleges that it is entitled to royalties of 8% on net sales of products covered by the license agreement, that the total amount of unpaid and past-due royalties owed by the Company to Georgetown University exceeds $2,000,000, that the Company’s license rights under the L1 Patent are terminated under the provisions of the license agreement and that the Company is in breach of the license agreement for not using its best efforts to develop products covered by the L1 Patent.

The Company is currently evaluating the complaint. The Company believes that Georgetown University’s interpretation of the license agreement provisions related to the calculation of royalties is not correct, and that the royalties, when properly calculated under the provisions of the license agreement, are far less than the amounts demanded by Georgetown University. The Company has paid royalties under the license agreement for more than ten years, and Georgetown University has accepted such payments during the term of the license agreement until early 2004. The Company believes it has strong defenses against each of the allegations made in the complaint and intends to vigorously defend against such action if a resolution of this matter cannot be reached.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

October 29, 2004	By:	/s/Evan Jones

Name: Evan Jones
Title: Chairman and Chief Executive Officer